Exhibit 99.1

Box Reports Fiscal Second Quarter 2025 Financial Results

Revenue of $270 Million, up 3% Year-Over-Year, up 6% in Constant Currency

GAAP Operating Margin of 7.5% and Record Non-GAAP Operating Margin of 28.4%

GAAP Net Income Per Share of $0.10 and Record Non-GAAP Net Income Per Share of $0.44

New $100 Million Expansion of Stock Repurchase Program

REDWOOD CITY, Calif. – August 27, 2024 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Cloud, today announced preliminary financial results for the second quarter of fiscal year 2025, which ended July 31, 2024.

“As we enter the era of Intelligent Content Management, Box is delivering a singular platform that can power the lifecycle of content with intelligence built right in,” said Aaron Levie, co-founder and CEO of Box. “With Box AI and strategic technology acquisitions like Alphamoon, the Box Intelligent Content Cloud can now support more use-cases across the enterprise than traditional ECM, dramatically expanding our market opportunity.”

“We delivered a strong second quarter, with accelerated billings growth as well as record gross margin, operating margin, and EPS,” said Dylan Smith, co-founder and CFO of Box. “These strong results demonstrate both our proven business model and the success of the investments we’re making to build the leading Intelligent Content Management platform.”

Fiscal Second Quarter Financial Highlights

•
Revenue for the second quarter of fiscal 2025 was $270.0 million, a 3% increase from revenue for the second quarter of fiscal 2024 of $261.4 million, or 6% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of July 31, 2024 were $1.272 billion, a 12% increase from RPO as of July 31, 2023 of $1.138 billion, or 14% growth on a constant currency basis.
•
Billings for the second quarter of fiscal 2025 were $256.4 million, a 10% increase from billings for the second quarter of fiscal 2024 of $232.5 million, or 9% growth on a constant currency basis.
•
GAAP gross profit for the second quarter of fiscal 2025 was a record $214.5 million, or 79.4% of revenue. This compares to a GAAP gross profit of $194.4 million, or 74.4% of revenue, in the second quarter of fiscal 2024.
•
Non-GAAP gross profit for the second quarter of fiscal 2025 was a record $220.2 million, or 81.6% of revenue. This compares to a non-GAAP gross profit of $201.1 million, or 76.9% of revenue, in the second quarter of fiscal 2024.
•
GAAP operating income in the second quarter of fiscal 2025 was $20.3 million, or 7.5% of revenue. This compares to a GAAP operating income of $9.9 million, or 3.8% of revenue, in the second quarter of fiscal 2024.
•
Non-GAAP operating income in the second quarter of fiscal 2025 was a record $76.7 million, or 28.4% of revenue. This compares to a non-GAAP operating income of $64.7 million, or 24.8% of revenue, in the second quarter of fiscal 2024.
•
GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal 2025 was $0.10 on 146.5 million weighted-average shares outstanding. This compares to GAAP diluted net income per share attributable to common stockholders of $0.04 in the second quarter of fiscal 2024 on 150.0 million weighted-average shares outstanding. GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal 2025 includes a negative impact of $0.05 year-over-year from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal 2025 was a record $0.44. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.36 in the second quarter of fiscal 2024. Non-GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal 2025 includes a negative impact of $0.05 year-over-year from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in the second quarter of fiscal 2025 was $36.3 million, an 11% increase from net cash provided by operating activities of $32.7 million in the second quarter of fiscal 2024.
•
Non-GAAP free cash flow in the second quarter of fiscal 2025 was $32.7 million, a 59% increase from non-GAAP free cash flow of $20.6 million in the second quarter of fiscal 2024.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Financial Services (Block, Moelis & Company and Northwest Bank), Hospitality (Resorts World Las Vegas), Life Sciences (argenx, CymaBay Therapeutics and IQVIA), Industrial Goods (H2 Green Steel and Heat and Control), Media and Entertainment (Fremantle and United Talent Agency), Public Sector (State of Hawaii and United States Department of Agriculture), Retail (FANATICS and SKECHERS USA), and Transportation (East Japan Railway Company and Swissport International).
•
Announced the acquisition of the AI-powered, intelligent document processing (IDP) technology and team of Alphamoon. This strategic move significantly expands the functionality of Box’s Intelligent Content Management platform.
•
Announced unlimited end-user Box AI queries for Hubs, Documents, and Notes for customers on Enterprise Plus plans.
•
Unveiled a new set of features in Box AI that includes an integration with GPT-4o, support for image and spreadsheet files, and the Box AI for Metadata API.
•
Expanded its strategic partnership with Slack to bring secure AI to enterprise content. Also announced that joint customers now have access to unlimited Box AI queries directly in Slack.
•
Hosted BoxWorks Tokyo 2024 and AI Disrupt in London, attracting thousands of attendees and customer speakers from leading organizations.
•
Announced that the company's 14th annual BoxWorks will take place on November 12, 2024 in San Francisco where attendees will learn about Intelligent Content Management and hear from industry and customer speakers.
•
Recognized as one of PEOPLE’s 100 Companies That Care in 2024 and in Fortune® magazine as #10 on the 100 Best Large Workplaces for Millennials for 2024 by Great Place to Work®.
•
Announced the appointment of Samantha Wessels as President of Box Europe, the Middle East and Africa. Ms. Wessels brings over 20 years of technology experience to Box, having held leadership roles at Snyk, Elastic, and NTT.
•
Announced the appointment of Tricia Gellman as Chief Marketing Officer of Box. Ms. Gellman brings over two decades of experience driving growth for leading technology companies, including Salesforce and Adobe.

Update on Share Repurchase Plan

In the second quarter, approximately 3.9 million shares were repurchased for approximately $102 million. As of July 31, 2024, approximately $25 million of buyback capacity was remaining under the current share repurchase plan. Box remains committed to opportunistically returning capital to its shareholders through an ongoing stock repurchase program, and on August 25, 2024, the Board of Directors authorized an expansion of its stock repurchase program by $100 million.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 60% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

Additionally, as we have become consistently profitable in our international business, in the fourth quarter of fiscal year 2024 we released the valuation allowance against our deferred tax assets in the United Kingdom. Accordingly, in fiscal year 2025 we are recognizing deferred tax expense in the United Kingdom. This non-cash expense is reflected in our GAAP and non-GAAP diluted net income per share guidance for the third quarter of fiscal year 2025 and full fiscal year 2025.

Q3 FY25 Guidance

•
Revenue is expected to be in the range of $274 million to $276 million, up 5% year-over-year, or 6% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 7.5%, and non-GAAP operating margin is expected to be approximately 28%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.07 to $0.08. GAAP EPS guidance includes an expected negative impact of $0.02 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.41 to $0.42. Non-GAAP EPS guidance includes an expected negative impact of $0.02 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 148 million.

Full Year FY25 Guidance

•
Revenue is expected to be in the range of $1.086 billion to $1.09 billion, up 5% year-over-year, or 7% growth on a constant currency basis. Due to the weakening of the U.S. dollar versus the Yen since we last provided guidance, we now expect FX to be a 170 basis point headwind to full fiscal year 2025 revenue growth, 80 basis points lower than our previous expectations. On a constant currency basis, our new guidance represents a $2 million increase from our previous guidance.
•
GAAP operating margin is expected to be approximately 7.0%, and non-GAAP operating margin is expected to be approximately 27.5%. For full fiscal year 2025 GAAP and non-GAAP operating margin, we now expect FX to be a headwind of 130 basis points, 30 basis points lower than our previous expectations.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.31 to $0.33. FY25 GAAP EPS guidance includes an expected negative impact of $0.12 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.64 to $1.66. FY25 non-GAAP EPS guidance includes an expected negative impact of $0.12 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 148 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at https://www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/414637595 at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-609-800-9909 (U.S. toll), conference ID: 23531

+ 1-647-362-9199 (Canada toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2025 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2025 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Hamas-Israel and Russia-Ukraine conflicts, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2024.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2024. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income and non-GAAP operating margin. Box defines non-GAAP operating income as operating income excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders. Box defines non-GAAP net income attributable to common stockholders as GAAP net income attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, the income tax benefit from the release of a valuation allowance on deferred tax assets, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income per share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the Intelligent Content Cloud, a single platform that enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$406,620	$383,742
Short-term investments	75,605	96,948
Accounts receivable, net	177,487	281,487
Deferred commissions	43,516	45,817
Other current assets	30,431	34,186
Total current assets	733,659	842,180
Operating lease right-of-use assets, net	88,453	99,354
Goodwill	76,773	76,750
Deferred commissions, non-current	58,464	63,541
Deferred tax assets	73,411	75,665
Other long-term assets	89,978	83,673
Total assets	$1,120,738	$1,241,163
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$44,076	$52,737
Accrued compensation and benefits	33,189	36,872
Operating lease liabilities	25,662	26,812
Deferred revenue	483,987	562,859
Total current liabilities	586,914	679,280
Debt, net, non-current	371,824	370,822
Operating lease liabilities, non-current	82,173	94,165
Other liabilities, non-current	26,081	35,863
Total liabilities	1,066,992	1,180,130
Series A convertible preferred stock	493,145	492,095
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	740,292	785,374
Accumulated other comprehensive loss	(10,659)	(9,686)
Accumulated deficit	(1,169,046)	(1,206,764)
Total stockholders’ deficit	(439,399)	(431,062)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,120,738	$1,241,163

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Revenue	$270,039	$261,428	$534,697	$513,326
Cost of revenue (1)	55,513	67,013	113,765	128,664
Gross profit	214,526	194,415	420,932	384,662
Operating expenses:
Research and development (1)	65,445	63,316	128,118	125,834
Sales and marketing (1)	95,235	88,605	187,908	174,815
General and administrative (1)	33,566	32,619	66,619	65,803
Total operating expenses	194,246	184,540	382,645	366,452
Income from operations	20,280	9,875	38,287	18,210
Interest and other income, net	4,699	3,293	8,557	5,611
Income before provision for income taxes	24,979	13,168	46,844	23,821
Provision for income taxes	4,483	2,377	9,126	4,680
Net income	$20,496	$10,791	$37,718	$19,141
Accretion and dividend on series A convertible preferred stock	(4,310)	(4,307)	(8,550)	(8,531)
Undistributed earnings attributable to preferred stockholders	(1,845)	(740)	(3,313)	(1,209)
Net income attributable to common stockholders	$14,341	$5,744	$25,855	$9,401
Net income per share attributable to common stockholders
Basic	$0.10	$0.04	$0.18	$0.07
Diluted	$0.10	$0.04	$0.18	$0.06
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	144,070	144,248	144,678	144,490
Diluted	146,525	150,007	147,634	150,218

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Cost of revenue	$4,731	$5,230	$9,352	$9,715
Research and development	19,676	18,722	37,495	35,724
Sales and marketing	19,173	17,546	36,956	32,864
General and administrative	11,531	11,848	22,470	22,320
Total stock-based compensation	$55,111	$53,346	$106,273	$100,623

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,496	$10,791	$37,718	$19,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,296	11,577	9,984	24,483
Stock-based compensation expense	55,111	53,346	106,273	100,623
Amortization of deferred commissions	13,178	13,621	26,538	27,369
Other	1,585	1,385	2,402	1,705
Changes in operating assets and liabilities:
Accounts receivable, net	(32,264)	(33,496)	103,301	96,309
Deferred commissions	(11,438)	(9,206)	(19,288)	(17,319)
Operating lease right-of-use assets, net	4,814	4,764	13,350	15,850
Other assets	1,071	712	(595)	(1,227)
Accounts payable, accrued expenses and other liabilities	1,787	14,608	(14,399)	(6,136)
Operating lease liabilities	(6,389)	(11,121)	(15,326)	(24,186)
Deferred revenue	(16,949)	(24,305)	(82,456)	(79,006)
Net cash provided by operating activities	36,298	32,676	167,502	157,606
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(8,966)	(30,307)	(56,455)	(65,745)
Maturities of short-term investments	51,000	17,000	75,896	50,000
Sales of short-term investments	—	—	3,567	—
Purchases of property and equipment	(398)	952	(1,674)	(2,000)
Proceeds from sales of property and equipment	3,295	622	5,991	1,253
Capitalized internal-use software costs	(6,113)	(4,544)	(11,677)	(8,377)
Other	—	—	—	(190)
Net cash provided by (used in) investing activities	38,818	(16,277)	15,648	(25,059)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(106,552)	(62,535)	(138,686)	(104,906)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(7,500)	(7,443)
Proceeds from exercise of stock options	5,716	35	15,353	795
Proceeds from issuances of common stock under employee stock purchase plan	—	—	15,677	16,045
Employee payroll taxes paid for net settlement of stock awards	(16,474)	(21,450)	(37,783)	(42,026)
Principal payments of finance lease liabilities	—	(9,071)	(2,141)	(18,952)
Other	(347)	(2,365)	(2,022)	(3,570)
Net cash used in financing activities	(121,407)	(99,136)	(157,102)	(160,057)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,622	(2,785)	(2,589)	(4,836)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(42,669)	(85,522)	23,459	(32,346)
Cash, cash equivalents, and restricted cash, beginning of period	450,385	482,216	384,257	429,040
Cash, cash equivalents, and restricted cash, end of period	$407,716	$396,694	$407,716	$396,694

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
GAAP gross profit	$214,526	$194,415	$420,932	$384,662
Stock-based compensation	4,731	5,230	9,352	9,715
Acquired intangible assets amortization	981	1,452	2,133	2,904
Non-GAAP gross profit	$220,238	$201,097	$432,417	$397,281

GAAP gross margin	79.4%	74.4%	78.7%	74.9%
Stock-based compensation	1.8	2.0	1.8	1.9
Acquired intangible assets amortization	0.4	0.5	0.4	0.6
Non-GAAP gross margin	81.6%	76.9%	80.9%	77.4%

GAAP operating income	$20,280	$9,875	$38,287	$18,210
Stock-based compensation	55,111	53,346	106,273	100,623
Acquired intangible assets amortization	981	1,452	2,133	2,904
Acquisition-related expenses	293	14	293	14
Expenses related to litigation	25	27	104	319
Non-GAAP operating income	$76,690	$64,714	$147,090	$122,070

GAAP operating margin	7.5%	3.8%	7.2%	3.5%
Stock-based compensation	20.4	20.4	19.9	19.6
Acquired intangible assets amortization	0.4	0.6	0.4	0.6
Acquisition-related expenses	0.1	—	—	—
Expenses related to litigation	—	—	—	0.1
Non-GAAP operating margin	28.4%	24.8%	27.5%	23.8%

GAAP net income attributable to common stockholders	$14,341	$5,744	$25,855	$9,401
Stock-based compensation	55,111	53,346	106,273	100,623
Acquired intangible assets amortization	981	1,452	2,133	2,904
Acquisition-related expenses	293	14	293	14
Expenses related to litigation	25	27	104	319
Amortization of debt issuance costs	477	474	953	948
Undistributed earnings attributable to preferred stockholders	(6,486)	(6,314)	(12,466)	(11,945)
Non-GAAP net income attributable to common stockholders	$64,742	$54,743	$123,145	$102,264

GAAP net income per share attributable to common stockholders, diluted	$0.10	$0.04	$0.18	$0.06
Stock-based compensation	0.38	0.35	0.72	0.67
Acquired intangible assets amortization	0.01	0.01	0.01	0.02
Acquisition-related expenses	—	—	—	—
Expenses related to litigation	—	—	—	—
Amortization of debt issuance costs	—	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.05)	(0.04)	(0.09)	(0.08)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.44	$0.36	$0.83	$0.68
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	146,525	150,007	147,634	150,218

GAAP net cash provided by operating activities	$36,298	$32,676	$167,502	$157,606
Proceeds from sales of property and equipment, net of purchases	2,897	1,574	4,317	(747)
Principal payments of finance lease liabilities	—	(9,071)	(2,141)	(18,952)
Capitalized internal-use software costs	(6,460)	(4,611)	(13,699)	(9,091)
Non-GAAP free cash flow	$32,735	$20,568	$155,979	$128,816
GAAP net cash provided by (used in) investing activities	$38,818	$(16,277)	$15,648	$(25,059)
GAAP net cash used in financing activities	$(121,407)	$(99,136)	$(157,102)	$(160,057)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
GAAP revenue	$270,039	$261,428	$534,697	$513,326
Deferred revenue, end of period	502,104	479,293	502,104	479,293
Less: deferred revenue, beginning of period	(513,572)	(507,385)	(586,871)	(566,630)
Contract assets, beginning of period	3,345	2,642	2,452	1,900
Less: contract assets, end of period	(5,481)	(3,477)	(5,481)	(3,477)
Billings	$256,435	$232,501	$446,901	$424,412

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2024			January 31, 2025
GAAP net income per share attributable to common stockholders range, diluted	$0.07	-	$0.08	$0.31	-	$0.33
Stock-based compensation	0.36		0.36	1.43		1.43
Acquired intangible asset amortization	0.01		0.01	0.03		0.03
Acquisition-related expenses	0.01		0.01	0.01		0.01
Expenses related to litigation	—		—	0.01		0.01
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.17)		(0.17)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.41	-	$0.42	$1.64	-	$1.66

Weighted-average shares, diluted			148,000			148,500

Note: Figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2024	January 31, 2025
GAAP operating margin	7.5%	7.0%
Stock-based compensation	19.5	19.5
Acquired intangible assets amortization	0.5	0.5
Other (1)	0.5	0.5
Non-GAAP operating margin	28.0%	27.5%

(1) Other includes acquisition-related expenses and expenses related to litigation